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                            UNANIMOUS WRITTEN CONSENT
             OF THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS OF
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY


         Pursuant to the Bylaws of this corporation, the undersigned, constituting all of the members of the Executive Committee of the Board of Directors of ANCHOR NATIONAL LIFE INSURANCE COMPANY, a California corporation (this "Corporation"), hereby unanimously consent in writing to and hereby adopt the following resolutions on behalf of the Corporation, effective this 1st day of April 1992:


                  WHEREAS, this Corporation has previously authorized Variable Separate Account in accordance with the insurance laws of the State of California, to provide the investment medium for contracts to be issued by the Corporation as may be designated as participating therein; and

                  WHEREAS, this Corporation is in the process of designing new flexible payment individual and group deferred annuity contracts ("Contracts") to be marketed under the name "Polaris", or such other name and with such product features as may be selected by the officers of this Corporation;

                  NOW, THEREFORE BE IT RESOLVED, that the Contracts are hereby designated as participating in the above-referenced Separate Account;

                  RESOLVED FURTHER, that the officers of this Corporation be, and they hereby are, authorized:

                           i) to take whatever actions are necessary to see to
                  it that the Contracts are registered under the provisions of the Securities Act of 1993 to the extent that they shall determine that such registration is necessary;

                           ii) to take whatever actions are necessary to assure
                  that such Separate Account is properly registered with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940;

                           iii) to prepare, execute and file such amendments to
                  any registration statements filed under the aforementioned Acts (including such pre-effective and post-effective amendments), supplements and exhibits thereto as they may deem necessary or desirable;


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                           iv) to apply for exemption from those provisions of
                  the aforementioned Acts and the rules promulgated thereunder as they may deem necessary or desirable and to take any and all other actions which they may deem necessary, desirable or appropriate in connection with such Acts;

                           v) to take whatever actions are necessary to assure
                  that the Contracts are filed with the appropriate state insurance regulatory authorities and to prepare and execute all necessary documents to obtain approval of the insurance regulatory authorities;

                           vi) to prepare or have prepared and executed all
                  necessary documents to obtain approval of, or clearance with, or other appropriate actions required by, any other regulatory authority that may be necessary in connection with the foregoing matters;

                           vii) to enter into agreements with appropriate
                  entities for the provision of administrative and other required services on behalf of the Separate Account and for the safekeeping of assets of such Separate Account; and

                  RESOLVED FURTHER, that the form of any resolutions required by any state authority to be filed in connection with any of the documents or instruments referred to in any of the preceding resolutions be, and the same hereby are, adopted as fully set forth herein if (i) in the opinion of the officers of this Corporation the adoption of the resolutions is advisable; and (ii) the Corporate Secretary or Assistant Secretary of this Corporation evidences such adoption by inserting into these minutes copies of such resolutions; and

                  RESOLVED FURTHER, that the officer of this Corporation, and each of them are hereby authorized to prepare and to execute the necessary documents and to take such further actions as may be deemed necessary or appropriate, in their discretion, to implement the purpose of the foregoing resolutions.


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         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date stated above.


                                                    /s/ELI BROAD
                                                    ----------------------------
                                                    Eli Broad


                                                    /s/NORMAN J. METCALFE
                                                    ----------------------------
                                                    Norman J. Metcalfe


                                                    /s/ROBERT P. SALTZMAN
                                                    ----------------------------
                                                    Robert P. Saltzman